Prepared by:__________________________
                                                      Andrew Hamilton, Esquire

             MORTGAGE, ASSIGNMENT OF LEASES, AND SECURITY AGREEMENT

     THIS MORTGAGE, ASSIGNMENT OF LEASES, AND SECURITY AGREEMENT (this "Mortgage") dated May 23, 1996 is made by BLONDER TONGUE LABORATORIES, INC., a Delaware corporation, with an address of One Jake Brown Road, Old Bridge, New Jersey ("Mortgagor"), in favor of MERIDIAN BANK, a Pennsylvania banking corporation, with an address of 601 Penn Street, Reading, PA 19603 ("Mortgagee").

                                    ARTICLE I
                              OBLIGATIONS; SECURITY

     1.1 Obligations; Loan Documents. This Mortgage is executed, acknowledged and delivered by Mortgagor to secure and enforce the following obligations and liabilities (collectively, the "Obligations"):

          (a) The payment of the principal sum of SEVENTEEN MILLION EIGHT HUNDRED THOUSAND DOLLARS ($17,800,000) as evidenced by (i) a certain Line of Credit Note dated October 2, 1995 made by Mortgagor in favor of Mortgagee in the principal amount of $15,000,000, (ii) a certain Real Estate Loan Note dated the date hereof made by Mortgagor in favor of Mortgagee in the principal amount of $2,800,000 (collectively, the "Notes"), together with interest thereon; (iii) all sums now or in the future advanced or coming due or required to be paid under the Loan Documents (hereafter defined) whether for principal, interest, fees, costs, charges, expenses, or other amounts owing under reimbursement or indemnification obligations under the Loan Documents; whether such advances are voluntary or obligatory; whether such obligations presently exist or come into existence at some future time; and whether such advances, costs and expenses were made or incurred at the request of Mortgagor or Mortgagee; and (iv) all sums which may hereafter be lent to Mortgagor when evidenced by a promissory note or other obligation reciting that said note or obligation is intended to be secured by this Mortgage; and

          (b) The performance of (i) all of the terms, covenants, conditions, agreements, obligations and liabilities of Mortgagor under the Notes, this Mortgage, all other documents referred to as "Loan Documents" in the Amended and Restated Loan Agreement dated October 2, 1995 between Mortgagor and Mortgagee, as previously amended, as amended by that certain Second Amendment to Amended and Restated Loan Agreement dated the date hereof (as amended, modified and/or extended, the "Loan Agreement"), and any other document now or hereafter given to evidence, secure or facilitate the payment and performance of any of the Obligations; (ii) all extensions, renewals, replacements or modifications of, or amendments or additions to any of the foregoing; and
(iii) any note, document or instrument now or hereafter evidencing an obligation of Mortgagor to Mortgagee which recites that it is intended to be secured by this Mortgage (all of the foregoing being collectively referred to in this Mortgage as the "Loan Documents"). Mortgagor shall pay and perform the Obligations required in accordance with the provisions of the Loan Documents.

     1.2 Grant of Mortgage; Mortgaged Property. For the purpose of securing payment and performance of all Obligations, Mortgagor has granted, conveyed, bargained, sold, aliened, enfeoffed, released, confirmed, assigned to, granted a security interest in and mortgaged, and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm, assign to, grant a security interest in and mortgage unto Mortgagee all of the following whether presently in existence or to come into existence at some future time (collectively, the "Mortgaged Property"):

          (a) The parcel(s) of land situated generally in Middlesex County, New Jersey and more fully described in Exhibit "A" attached hereto and made a part hereof (the "Land");

          (b) All buildings, structures and improvements of every kind erected on, under or over the Land (the "Improvements") (the Land and the Improvements being hereinafter referred to as, collectively, the "Real Estate");

          (c) all fixtures, machinery, equipment and other articles of real, personal or mixed property, attached to, situate or installed in or upon, or used in the operation or maintenance of, the Real Estate or any plant or business situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the same, and all replacements, substitutions, accretions and proceeds of the foregoing (collectively, "Fixtures") including:

               (i) all furnishings, furniture, and appliances; all articles of interior decoration, floor, wall and window coverings; all office, restaurant, bar, kitchen and laundry fixtures, utensils, appliances and equipment; all supplies, tools and accessories; all storm and screen windows, shutters, doors, awnings, signs, trees, and other plantings; and

               (ii) all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers, generators; and all parts, fittings, accessories, accessions, substitutions and replacements thereof;

          (d) All leases, licenses, occupancy agreements or agreements to lease all or any part of the Real Estate and all extensions, renewals, amendments, and modifications thereof, and any options, rights of first refusal, or guarantees relating thereto (collectively, "Leases"); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards, and payments of any kind payable under the Leases or otherwise arising from the Real Estate (collectively, the "Income"); all contract rights, accounts receivable and general intangibles relating to the Real Estate or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts, architect's agreements; all maps, plans, surveys and specifications; all warranties and guaranties; to the extent permitted by law, all permits, licenses and approvals; all insurance policies, books of account and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Real Estate;

          (e) All estates, rights, tenements, hereditaments, privileges, easements, and appurtenances of any kind benefitting the Real Estate; all means of access to and from the Real Estate, whether public or private; all water and mineral rights; all rights of Mortgagor as declarant or unit owner under any declaration of condominium or association applicable to the Real Estate; and all other claims or demands of Mortgagor, either at law or in equity, in possession or expectancy, of, in, or to the Real Estate; and

          (f) All "Proceeds" of any of the above-described property, which term shall have the meaning given to it in the Uniform Commercial Code of the state in which the Real Estate is located and shall additionally include whatever is received upon the use, lease, sale, exchange, collection, or other utilization or any disposition of any of the above-described property, voluntary or involuntary, whether cash or non-cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory.

     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee to and for the use of the Mortgagee forever.

     1.3 Security Agreement. This Mortgage is also a security agreement under the Uniform Commercial Code of the state in which the Real Estate is located. Mortgagor grants, and Mortgagee shall have and may enforce, a security interest in all those property interests included in the Mortgaged Property which may be "personal property" to secure payment and performance of all Obligations. Mortgagor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements Mortgagee may require to confirm the lien of this Mortgage with respect to such property. Mortgagor irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments.

     1.4 Assignment of Leases and Income.

          (a) This Mortgage is also an absolute and unconditional assignment to Mortgagee of all Leases and Income, whether now in existence or hereafter arising, for the purpose of vesting in Assignee the Leases and the Income. Mortgagor hereby assigns, transfers and sets over to Mortgagee all Leases, all Income and all rights of Mortgagor to enforce the Leases and collect the Income. This assignment includes any award received or receivable by Mortgagor in any legal proceeding involving any tenant under a Lease whether under the Bankruptcy Code or otherwise.

          (b) Mortgagor irrevocably appoints Mortgagee the attorney-in-fact of Mortgagor to enforce the Leases and demand, receive and collect the Income and the sole and exclusive agent of Mortgagor to agree to any modifications of the Leases. This power is coupled with an interest and is therefore irrevocable. Mortgagor shall notify any person which Mortgagee may from time to time specify that the Income should be paid directly to Mortgagee and that any modification of the Leases must be approved by Mortgagee.

          (c) So long as Mortgagor is not in default in any respect under the Loan Documents, Mortgagor shall have the right to enforce the Leases and collect the Income subject to any applicable provisions contained in the Loan Documents. Upon request of Mortgagee, Mortgagor shall execute and deliver to Mortgagee (i) a specific assignment, in recordable form, of any Lease now or hereafter affecting the Mortgaged Property or any portion thereof to further evidence the assignment hereby made; and (ii) such other instruments as Mortgagee may deem necessary, convenient or appropriate in connection with the payment and delivery directly to Mortgagee of all of the Income.

          (d) All security deposits, prepaid rent permitted to be collected by Mortgagor, if any (other than prepaid rent for the next succeeding calendar month), and similar payments under any Lease shall be deposited in a separate escrow account with an escrowee satisfactory to Mortgagee which, if Mortgagee is permitted to hold such accounts under applicable law, shall, at

Mortgagee's election, be Mortgagee. Mortgagor shall notify Mortgagee of the identification of the escrow account. Such sums shall be disbursed only upon the prior written consent of Mortgagee except such consent shall not be required when by law or by the terms of the Lease Mortgagor is required to, and does, return such sums to the party entitled to same under the Lease.

          (e) Mortgagor shall not accept or permit the payment of rent in any medium other than lawful money of the United States of America, or anticipate, discount, compromise, forgive, encumber or further assign the Leases or the Income or any part thereof or any interest therein without the prior written consent of Mortgagee.

          (f) Mortgagor hereby authorizes and directs that all other parties now or hereafter owing or paying Income under any Lease or now or hereafter having in their possession or control any Income from or allocated to the Mortgaged Property, or any part thereof, or the Proceeds therefrom, shall, upon the request of Mortgagee and until Mortgagee directs otherwise, pay and deliver such Income directly to Mortgagee at Mortgagee's address set forth in the introduction to this Mortgage, or in such other manner as Mortgagee may direct such parties in writing and this authorization shall continue until this Mortgage is released of record. No payor making payments to Mortgagee at its request under the assignment contained in this Mortgage shall have any responsibility to see to the application of any of such funds, and any party paying or delivering Income to Mortgagee under such assignment shall be released thereby from any and all liability to Mortgagor to the full extent and amount of all such Income so delivered.

          (g) Notwithstanding any legal presumption to the contrary, Mortgagee shall not be obligated by reason of its acceptance of this assignment to perform any obligation of Mortgagor as lessor under any Lease. Neither the acceptance of this assignment nor the collection of Income under the Leases shall constitute a waiver of any rights of Mortgagee under the Loan Documents or constitute a cure of any default by Mortgagor thereunder.

                                   ARTICLE II
                                  TITLE MATTERS

     2.1 Warranty of Title. Until the Obligations are fully satisfied, Mortgagor represents, warrants and covenants that:

          (a) Mortgagor has good and marketable fee simple absolute title to the Mortgaged Property subject only to those exceptions to title more particularly described in Title Commitment issued by Commonwealth Land Title Insurance Company

(the "Permitted Encumbrances") and Mortgagor shall defend the validity, priority and enforceability of the lien of this Mortgage against the claims of all persons excepting only those claiming under Permitted Encumbrances;

          (b) Mortgagor has full power and lawful authority to subject the Mortgaged Property to the lien of this Mortgage;

          (c) The execution, delivery and performance of this Mortgage and the other Loan Documents will not contravene any Legal Requirements (hereafter defined) or any agreement, document or instrument to which Mortgagor is a party or by which Mortgagor or the Mortgaged Property is bound;

          (d) Mortgagor shall make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time be reasonably required by Mortgagee to confirm and fully protect the lien and priority of this Mortgage; and

          (e) Mortgagor shall make such payments, all before the same shall become delinquent, and perform all obligations as are required under any Permitted Encumbrances affecting the Mortgaged Property.

     2.2 No Transfer. Without the prior written consent of Mortgagee in each instance, which consent may be given or withheld in Mortgagee's reasonable discretion, Mortgagor will abstain from, and will not cause or permit, any transfer of the Mortgaged Property or any portion thereof, whether voluntary, involuntary, by operation of law, or otherwise, nor shall Mortgagor enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Mortgaged Property.

          (a) A "transfer" of the Mortgaged Property includes (i) the direct or indirect sale, agreement to sell, transfer or conveyance of the Mortgaged Property or any portion thereof or interest therein; and (ii) the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property.

          (b) Consent to any such transfer shall not be deemed to be a waiver of the right to require consent to future or successive transfers. If consent should be given to a transfer and if this Mortgage is not released to the extent of the transferred portion of the Mortgaged Property by a writing signed by Mortgagee and recorded in the appropriate office of public record, then any such transfer shall be subject to this Mortgage and any such transferee shall be deemed, by acceptance of the deed or other instrument of transfer, to have assumed all

Obligations under this Mortgage and to have agreed to be bound by all provisions contained herein. Any such assumption shall not, however, release Mortgagor or any other obligor or guarantor of the Obligations from any liability under the Loan Documents.

     2.3 No Other Financing or Liens. Without the prior written consent of Mortgagee in each instance, which consent may be given or withheld in Mortgagee's reasonable discretion, Mortgagor shall not create or cause or permit to exist any lien on the Mortgaged Property whether superior to or subject to the lien of this Mortgage except the Permitted Encumbrances (if any) and such other liens or security interests as are expressly and specifically agreed to be permitted upon the Mortgaged Property by Mortgagee under the Loan Documents.

     2.4 Leases. Mortgagor represents and warrants that there are no Leases affecting the Mortgaged Property. Mortgagor shall not enter into any Leases without the prior written consent of Mortgagee being obtained in each instance, which consent shall not be unreasonably withheld.

                                   ARTICLE III
                    OBLIGATIONS REGARDING MORTGAGED PROPERTY

     3.1 Legal Requirements Generally. Mortgagor represents and warrants to Mortgagee that, to the best of Mortgagor's knowledge, the Mortgaged Property is in all material respects in compliance with Legal Requirements (hereafter defined). Mortgagor shall promptly comply in all material respects with, and cause the Mortgaged Property to be kept in all material respects in compliance with, all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements (collectively "Legal Requirements") of the United States of America, the state in which the Real Estate is located and any political subdivision thereof or any town, city, county or municipality in which the Real Estate is located or any agency, department, bureau, board, commission or instrumentality of any of the foregoing now existing or hereafter created (individually, a "Governmental Authority" and, collectively, "Governmental Authorities") having jurisdiction over Mortgagor or the Mortgaged Property or the construction, use, occupancy, operation, maintenance, or improvement of the Mortgaged Property, whether foreseen or unforeseen, ordinary or extraordinary, provided however, that Mortgagor shall be free to contest any Legal Requirement in good faith, and during the period of such contest, to allow the Mortgaged Property to fail to comply with such contested Legal Requirements.

     3.2 Land Use Approvals. Mortgagor represents and warrants to Mortgagee that the Land is and shall remain one or more separate zoning lots separate and apart from all other premises. Mortgagor shall not, by any act or omission, impair the integrity of the Land as such separate zoning lot or lots. Mortgagor shall not, without the prior written consent of Mortgagee, submit or cause to be submitted to any Governmental Authority an application for zoning, subdivision or development approval affecting the Real Estate if any of the following would result from such proposed zoning change, subdivision or development: (a) the separate transfer, use and ownership of the Real Estate is not permitted as a matter of right under applicable Legal Requirements; (b) the use of the Real Estate as of the date of this Mortgage is no longer permitted as a matter of right under applicable Legal Requirements; or (c) any portion of the Real Estate is used to fulfill a Legal Requirement of other property not subject to the lien of this Mortgage.

     3.3 Environmental Matters.

          (a) Mortgagor represents and warrants that neither Mortgagor nor, to the best of its knowledge, any other person has (i) used, installed or disposed of any Hazardous Materials (hereafter defined) on, from, or affecting the Mortgaged Property except in full compliance with Applicable Environmental Laws (hereafter defined); (ii) received any notice from any Governmental Authority with regard to Hazardous Materials on, from or affecting the Mortgaged Property;
(iii) this Mortgage does not constitute a "transfer" as defined in the New Jersey Industrial Site Recovery Act ("ISRA") and Mortgagor is not required under ISRA or any other Applicable Environmental Laws to obtain, or provide to Mortgagee, a letter of non-applicability in connection with this transaction, and (iv) Mortgagor does not know or have reason to know of any lien or threatened lien on its personal or real property requiring or obligating Mortgagor to make payment pursuant to the New Jersey Spill Compensation and Control Act ("SCCA"). If the Mortgaged Property were used as an "industrial establishment," and hazardous substances were handled there, and Mortgagor's transactions constitute a closing, termination of, or transfer of, operations, Mortgagor has provided Mortgagee with an approved cleanup plan or a negative declaration, obtained at its own expense and Mortgagor, at its own expense, shall implement the cleanup plan to clean up the contamination caused or permitted in whole or in part by Mortgagor's activities.

          (b) Mortgagor shall not use the Mortgaged Property, nor allow it to be used, to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Applicable Environmental Laws. Mortgagor shall not operate a "major facility" as defined under SCCA. Mortgagor shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Mortgagor or any other person, a release of Hazardous Materials onto, from or affecting the

Mortgaged Property or any other use, installation, or disposition of Hazardous Materials in violation of Applicable Environmental Laws. Mortgagor shall comply, and shall enforce compliance by all tenants and subtenants, with all Applicable Environmental Laws and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to any Applicable Environmental Laws.

          (c) If Mortgagor receives any notice from any Governmental Authority with regard to Hazardous Materials on, from or affecting the Mortgaged Property, or any notice of violation of Applicable Environmental Laws, Mortgagor shall promptly notify Mortgagee. Mortgagor shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Mortgaged Property in accordance with all Applicable Environmental Laws, and to the reasonable satisfaction of Mortgagee.

          (d) The term "Applicable Environmental Laws" shall mean, without limitation, all Legal Requirements of any Governmental Authority pertaining to the preservation or enhancement of the quality of the environment or regulating or restricting the use, transfer, storage or remediation of Hazardous Materials including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), ISRA, SCCA and the rules, regulations adopted and publications promulgated pursuant thereto at any time. The term "Hazardous Materials" shall mean, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material regulated under any Applicable Environmental Laws.

     3.4 General Obligations. Until the Obligations are fully satisfied, Mortgagor shall:

          (a) Perform all maintenance, repair, restoration and rebuilding required to keep the Mortgaged Property in good repair, order and condition in full compliance with the requirements of the Loan Documents, any Leases affecting the Mortgaged Property and all Legal Requirements;

          (b) Pay all charges for water, sewer, gas, electric and other utility services provided to the Mortgaged Property promptly as and when due;

          (c) Complete any improvements to the Mortgaged Property required under the Loan Documents, any Leases affecting the Mortgaged Property, or required by any Governmental Authority or insurer insuring the Mortgaged Property, in a good and workmanlike manner and free of mechanics' liens;

          (d) Permit, and cause any lessee or occupant of the Mortgaged Property to permit, Mortgagee and its agents and representatives, upon at least 48 hours written notice, to enter upon the Mortgaged Property at any reasonable time to appraise and photograph the Mortgaged Property and to inspect for compliance with Legal Requirements (including subsurface investigations to determine compliance with Applicable Environmental Laws, provided that Mortgagee returns the Mortgaged Property to its state prior to such subsurface investigation), insurance requirements, and the Obligations of Mortgagor under this Mortgage and the other Loan Documents; and

          (e) Make the books and accounts relating to the Mortgaged Property available for inspection by Mortgagee, or its representatives, upon request at any reasonable time upon at least 48 hours written notice.

     3.5 General Restrictions. Until the Obligations are fully satisfied, Mortgagor shall not, without the prior written consent of Mortgagee being obtained in each instance:

          (a) Abandon the Mortgaged Property or any portion thereof or allow the same to become vacant;

          (b) Commit or suffer waste with respect to the Mortgaged Property;

          (c) Impair or diminish the value or integrity of the Mortgaged Property or the priority or security of the lien of this Mortgage;

          (d) Remove, demolish or materially alter any of the Mortgaged Property without the prior written consent of Mortgagee in each instance, which consent will not be unreasonably withheld or delayed; except that Mortgagor shall have the right to remove and dispose of, free of the lien of this Mortgage, such Fixtures as may, from time to time, become worn out or obsolete, provided that, simultaneously with or prior to such removal, any such Fixtures shall be replaced with other Fixtures which shall have a value and utility at least equal to that of the replaced Fixtures and, by such removal and replacement, Mortgagor shall be deemed to have subjected such replacement Fixtures to the lien and priority of this Mortgage;

          (e) Make, install or permit to be made or installed, any additions or improvements to the Mortgaged

Property except in a good and workmanlike manner, free of mechanic's liens, in compliance with Legal Requirements, and in accordance with plans and specifications approved by Mortgagee, which approval will not be unreasonably withheld or delayed; provided, however, that such approval will not be required for additions or improvements that do not affect the structure or systems of the Real Estate and which do not cost in excess of $100,000 in the aggregate in any consecutive twelve-month period; or

          (f) Make, suffer or permit any nuisance to exist on the Mortgaged Property or any portion thereof.

     3.6 Required Notices. Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following:

          (a) A fire or other casualty causing damage to the Mortgaged Property;

          (b) A pending or threatened condemnation of the Mortgaged Property;

          (c) A violation of a Legal Requirement or other notice from or to a Governmental Authority relating to the Mortgaged Property;

          (d) Receipt or giving of any notice of default or cancellation under any Lease of all or a material portion of the Mortgaged Property;

          (e) Commencement of any litigation affecting the Mortgaged Property;

          (f) Discovery, discharge or release of any Hazardous Material for which Mortgagor is or may be responsible under any Applicable Environmental Laws;

          (g) The existence of any event or condition which presents a risk of creating material liability in Mortgagor under ERISA (Public Law 93-406, as amended); or

          (h) The occurrence of a default under, or the receipt or giving of any notice under, any Permitted Encumbrance.

                                   ARTICLE IV
                               TAXES AND INSURANCE

     4.1 Real Estate Taxes and Assessments.

          (a) Mortgagor shall pay when due and before interest or penalties commence to accrue thereon, all taxes, assessments, water and sewer rents, levies, encumbrances and all other charges or claims of any nature and kind, whether public or private, which may be assessed, levied, imposed, suffered, placed or filed at any time against the Mortgaged Property or any part thereof or which by any present or future law may have priority (either in lien or in distribution out of the proceeds of any sale) over the lien of this Mortgage (individually, an "Imposition" and, collectively, "Impositions").

          (b) Mortgagor shall produce to Mortgagee within thirty (30) days after the last date any such Imposition is due and payable without interest or penalty, official receipts evidencing payment of such Imposition. If Mortgagor is not in default under this Mortgage or any Loan Document, and in good faith and by appropriate legal action shall contest the validity or amount of any Imposition and shall have established a reserve for the payment thereof in such form and amount as Mortgagee may reasonably require (including any interest and penalties which may be payable in connection therewith), then Mortgagor shall not be required to pay the Imposition or to produce the receipts while the reserve is maintained and so long as the contest operates to prevent collection, is maintained and prosecuted with diligence, and shall not have been terminated or discontinued adversely to Mortgagor.

     4.2 Taxes on Mortgagee. If any Governmental Authority shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or any other Loan Document (including any requirement to have affixed to this Mortgage any revenue, documentary or similar stamps) or upon the interest of Mortgagee in the Mortgaged Property by reason of this Mortgage or any other Loan Document, Mortgagor shall pay the same directly to such Governmental Authority as an Imposition. If Mortgagor is not legally permitted to pay such Imposition or to reimburse Mortgagee for amounts advanced on account of such payment, then Mortgagee may declare the entire amount of the Obligations immediately due and payable on demand.

     4.3 Corporate, Partnership or Limited Liability Company Mortgagor. If Mortgagor (or any successor or transferee of Mortgagor) is a corporation, partnership or limited liability company, Mortgagor shall at all times until the Obligations are satisfied in full:

          (a) Keep in effect and in good standing its existence and rights as a corporation, partnership or limited liability company, as the case may be, under the laws of the state of its incorporation, formation or constitution and its right to own property and transact business in the state in which the Real Estate is situated; and

          (b) File returns for all federal, state and local taxes with the proper Governmental Authorities, and pay, when due and payable and before interest or penalties are due thereon, all taxes owing by Mortgagor to any Governmental Authorities.

     4.4 Insurance Coverages. Until the Obligations are fully satisfied, Mortgagor shall maintain and keep in force the following policies of insurance with respect to the Mortgaged Property:

          (a) Insurance against loss or damage to the Mortgaged Property by fire and any of the risks covered by insurance of the type commonly known as "all-risk coverage," in an amount not less than the replacement value (evidenced by a "Replacement Cost Endorsement") of the Mortgaged Property;

          (b) During the course of any construction or repair of any improvements on the Mortgaged Property, builder's completed value risk insurance against "all risks of physical loss," including collapse and transit coverage, during construction of such improvements, in non-reporting form;

          (c) Boiler and machinery insurance (to the extent the Mortgaged Property includes items covered by such insurance), in such amounts as are reasonably satisfactory to Mortgagee;

          (d) Coverage against sprinkler leakage;

          (e) Vandalism and malicious mischief insurance;

          (f) Commercial general liability insurance on an "occurrence basis" against claims for personal injury including bodily injury, death or property damage occurring on or about the Mortgaged Property and the adjoining streets, sidewalks and passageways, with minimum protection to a limit of not less than $1,000,000 (or such higher amounts as are required under any other Loan Document) with respect to personal injury or death to any one or more persons or damage to property;

          (g) Worker's compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Mortgaged Property in such amount as is reasonably satisfactory to Mortgagee, or, if such limits are established by law, in such amounts;

          (h) Flood insurance, in accordance with the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973, if any portion of the Real Estate lies within a flood hazard area designated by the Department of Housing and Urban Development, Federal Insurance Administration as a "Flood Hazard Area";

          (i) Business interruption and/or rental loss coverage for a period equal to the reasonable period of time required to rebuild and restore the Mortgaged Property upon the occurrence of a substantial destruction; and

          (j) Such other insurance, and in such amounts, as may from time to time be reasonably required by Mortgagee.

     4.5 Policy Requirements. The insurance coverages required above shall be insured under policies: (a) in form reasonably satisfactory to Mortgagee (Mortgagee agrees that Chubb is a satisfactory insurer); (b) issued by companies reasonably satisfactory to Mortgagee; (c) endorsed with a standard mortgagee clause in favor of the Mortgagee providing not less than thirty days' notice to Mortgagee of any cancellation or change in coverage; (d) endorsed to name Mortgagee as additional insured and, subject only to Permitted Encumbrances (if any), as loss payee; and (e) not subject to contribution or co-insurance. Certificates of insurance, addressed to Mortgagee, evidencing such insurance coverage, may be delivered to Mortgagee in lieu of the policies therefor, but only if Mortgagor provides to Mortgagee copies of such policies. Certificates shall be delivered to Mortgagee on or before the date of this Mortgage and, thereafter, at least thirty (30) days before expiration of the existing policies. If any insurance required under this Mortgage is cancelled, expires, becomes void or voidable or otherwise becomes reasonably unsatisfactory to Mortgagee, Mortgagor shall place or cause to be placed new insurance on the Mortgaged Property reasonably satisfactory to Mortgagee. In the event of any loss, Mortgagee may make proof of loss if not made promptly by Mortgagor. Each insurance company concerned is hereby authorized and directed to make payment under such insurance including (unless the insurance covers more than just the Mortgaged Property) return of unearned premiums, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee, irrevocably, as Mortgagor's attorney-in-fact to endorse any draft therefor.

     4.6 Installments for Insurance, Taxes and Other Charges. Without limiting the effect of the other provisions of this Article, Mortgagor, if required by Mortgagee, either upon an Event of Default or an occurrence, which with the passage of time or the giving of notice would constitute an Event of Default, shall pay to Mortgagee monthly an amount equal to one-twelfth (1/12) of the annual amount of all Impositions and premiums for insurance policies maintained only with respect to the Mortgaged Property, required under this Article plus any additional sums necessary to pay, or establish adequate reserves for the payment of, such premiums and Impositions as and when due. The amounts so paid shall be security for the premiums and Impositions and shall be used in payment thereof if Mortgagor is not otherwise in default under this or any other Loan Document. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of Mortgagee and no interest shall be payable thereon. Upon the occurrence of an Event of Default under this Mortgage or any Loan Document, Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations. At Mortgagee's option, Mortgagee from time to time may waive, and after any such waiver may reinstate, the provisions of this section requiring installment payments.

                                    ARTICLE V
                             CASUALTY; CONDEMNATION

     5.1 Casualty. If the Mortgaged Property is damaged by fire or other casualty, Mortgagor shall promptly repair and restore the same to its condition prior to the damage. If, and only for so long as, the following terms and conditions are fully satisfied by Mortgagor, Mortgagee shall release insurance proceeds for repair and restoration of the Mortgaged Property; otherwise, and to the extent of any excess proceeds, Mortgagee shall have the right to apply the proceeds toward reduction of the Obligations:

          (a) No default under this or any other Loan Document shall have occurred and be continuing uncured;

          (b) Mortgagor shall have delivered evidence satisfactory to Mortgagee that the Mortgaged Property can be fully repaired and restored within a period of time during which all payments coming due under the Obligations are fully covered by the proceeds of business interruption or rental loss insurance applicable to the loss or damage to the Mortgaged Property, or that Mortgagor shall otherwise be in a position to continue making payments under the Obligations;

          (c) No holder of a Permitted Encumbrance has a right to apply insurance proceeds to the obligations secured by such Permitted Encumbrance or, if it does, the holder has waived in writing its right to do so;

          (d) No Lease is cancelable by the lessee on account of the casualty or, if it is, the lessee has waived in writing its right to cancel;

          (e) The work is performed by a reputable general contractor reasonably satisfactory to Mortgagee under a fixed price or guaranteed maximum price contract reasonably satisfactory to Mortgagee, in accordance with plans and specifications reasonably satisfactory to Mortgagee and in compliance with all Legal Requirements;

          (f) Mortgagor shall have deposited with Mortgagee for disbursement in connection with the restoration, the greater of (i) the applicable deductible under the insurance policies covering the loss; or (ii) the amount by which the cost of restoration is estimated by Mortgagee to exceed the insurance proceeds available for restoration;

          (g) The insurance proceeds are held by Mortgagee (or an escrowee satisfactory to Mortgagee) for disbursement periodically as the work progresses in amounts not exceeding 90% of the value of labor and materials incorporated into the restoration. The remaining 10% will be released upon final completion of the work in accordance with the aforesaid plans and specifications, and upon a receipt of a release of liens from all contractors and subcontractors engaged in the restoration; and

          (h) Mortgagor has paid as and when due all of Mortgagee's costs and expenses incurred in connection with the collection of insurance proceeds, approval of plans, charges of Mortgagee's inspection representative and such reasonable fee as may be charged by Mortgagee to monitor the restoration and disburse the insurance proceeds.

     5.2 Condemnation.

          (a) In the event of any condemnation or taking of any part of the Mortgaged Property by eminent domain, alteration of the grade of any street, or other injury to, or decrease in the value of, the Mortgaged Property by any public or quasi-public authority or corporation, all Proceeds (including the award or agreed compensation for the damages sustained) allocable to Mortgagor, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit) including reasonable attorney's fees incurred by Mortgagee in connection with the collection of such Proceeds, shall be paid to Mortgagee and applied, at Mortgagee's reasonable election, (i) toward restoration of the Mortgaged Property (in which case the terms and conditions applicable to restoration in the case of casualty shall apply); or (ii) to the Obligations. No settlement for damages sustained shall be made by Mortgagor without Mortgagee's prior written approval which approval will not be unreasonably withheld or delayed.

          (b) If prior to the receipt of the Proceeds by Mortgagee, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive the Proceeds to the extent of:

               (i) the full amount of all such Proceeds if Mortgagee is the successful purchaser at the foreclosure sale; or

               (ii) if anyone other than Mortgagee is the successful purchaser at the foreclosure sale, in addition to the net sale proceeds to be received by Mortgagee in connection with the sale, any deficiency (as hereinafter defined) due to Mortgagee in connection with the foreclosure sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with collection of such Proceeds of condemnation and the establishment of such deficiency. For purposes of this section, the word "deficiency" shall be deemed to mean the difference between (A) the aggregate amount of all sums which Mortgagee is entitled to collect under the Loan Documents, and (B) the net sale proceeds actually received by Mortgagee as a result of such foreclosure sale less any costs and expenses incurred by Mortgagee in connection with enforcement of its rights under the Loan Documents.

          (c) After the occurrence of an Event of Default, Mortgagee shall have the right to prosecute to final determination, or settlement, an appeal or other appropriate proceedings in the name of Mortgagee or Mortgagor, for which Mortgagee will then be appointed as attorney-in-fact for Mortgagor, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the Proceeds, and only the excess, if any, paid to Mortgagee shall be applied to the Obligations.

          (d) Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party to any condemnation proceeding.

                                   ARTICLE VI
                               DEFAULTS; REMEDIES

     6.1 Right to Make Advances. If Mortgagor should fail to pay or perform any of its Obligations with respect to the Mortgaged Property as required under
Article III and Article IV of this Mortgage, or otherwise fails to pay or perform any of its other Obligations under this or any other Loan Document, then Mortgagee, at its election, shall have the right, but not the obligation, to make any payment or expenditure and to take any action which Mortgagor should have made or taken or which Mortgagee deems advisable to protect the security of this Mortgage or the Mortgaged Property. Such action shall be without prejudice to any of Mortgagee's rights or remedies available under this Mortgage or the other Loan Documents or otherwise at law or in equity. All such sums, as well as costs and expenses, advanced by Mortgagee shall be due immediately from Mortgagor to Mortgagee, shall become part of the Obligations secured by this Mortgage and the other Loan Documents, and shall bear interest (including any judgment obtained on account of any of the Obligations) at the applicable rate provided in the Loan Documents in effect after maturity or default (the "Default Rate") until repayment in full to Mortgagee.

     6.2 Events of Default. The occurrence of any one or more of the following events shall, at the election of Mortgagee, constitute an Event of Default under this Mortgage:

          (a) Any "Event of Default" under any other Loan Document unless fully cured in the applicable time provided in such Loan Document;

          (b) Failure to pay any sum required to be paid under this Mortgage within ten (10) Business Days after the date such payment is due;

          (c) Any breach of warranty or other violation of any provision contained in Article II of this Mortgage by Mortgagor and failure by Mortgagor to cure such breach or other violation within thirty (30) days after Mortgagee has given written notice thereof to Mortgagor; or

          (d) Nonperformance of, or noncompliance with, any of the agreements, covenants, conditions, warranties, representations or other provisions contained in this Mortgage (if and only to the extent not included in any of the occurrences listed above), which nonperformance or noncompliance is not cured and remedied within thirty (30) days after notice thereof is given to Mortgagor.

     6.3 Remedies; Execution. Upon the occurrence of an Event of Default, and at all times thereafter, Mortgagee shall have the right to accelerate all Obligations (including interest thereon at the Default Rate) pursuant to the terms of the Loan Documents and to enforce its rights under this Mortgage and the other Loan Documents by exercising such remedies as are available to Mortgagee under applicable law, either by suit in equity or action at law, or both, whether for specific performance of any provision contained in this Mortgage or any of the other Loan Documents or in aid of the exercise of any power granted in this Mortgage or the other Loan Documents.

          (a) Mortgagee shall have the right to obtain judgment for the Obligations (including all amounts advanced or to be advanced by Mortgagee under Section 6.1 above, all costs and expenses of collection and suit, including any bankruptcy or insolvency proceeding affecting Mortgagor, and reasonable attorneys' fees incurred in connection with any of the foregoing) together with interest on such judgment at the Default Rate until payment in full is received by Mortgagee and Mortgagee shall have the right to obtain execution upon the Mortgaged Property on account of such judgment.

          (b) Mortgagee shall have the right to institute an action of mortgage foreclosure against the Mortgaged Property or take such other action for realization on the security intended to be provided under Article I of this Mortgage as applicable law or the provisions of the Loan Documents may allow.

     6.4 Remedies; Collection of Income. Upon the occurrence of an Event of Default and at all times thereafter during the continuance thereof, Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, enter upon the Mortgaged Property and, with or without taking possession of the Mortgaged Property, and with or without legal action, collect all Income (which term shall also include amounts determined by Mortgagee as fair rental value for use and occupation of the Mortgaged Property by any person, including Mortgagor) and, after deducting all costs of collection and administration expense including reasonable attorneys' fees and reasonable reserves, apply the net Income to any of the Obligations in such order and amounts as Mortgagee in its sole discretion may determine, or any of the following in such order and amounts as Mortgagee in its sole discretion may elect: the payment of any sums due, or accumulation of necessary reserves for, payment of all costs and expenses arising from or incurred in connection with
(a) the preservation and protection of the validity and priority of the lien of this Mortgage; (b) the preservation and protection of the Mortgaged Property;
(c) compliance with Legal Requirements; and (d) fulfilling any obligations of Mortgagor or any other obligor or guarantor under the Permitted Encumbrances, the Leases, this Mortgage or the Loan Documents. Mortgagee shall not be accountable for more monies than it actually receives from the Mortgaged Property nor shall it be liable for failure to collect the Income. Mortgagee shall have the right to determine the method of collection and the extent to which enforcement of collection of Income shall be prosecuted and Mortgagee's judgment shall be deemed conclusive and reasonable.

     6.5 Remedies; Possession. Upon the occurrence of an Event of Default and at all times thereafter during the continuance thereof, Mortgagee may, with or without legal action, take possession and control of the Mortgaged Property to the exclusion of Mortgagor and all others excepting only those claiming under Permitted Encumbrances. Mortgagee shall have the authority while so in possession to insure (at Mortgagor's expense) against all risks by reason of having taken such possession and Mortgagor will transfer and deliver to the Mortgagee all policies of insurance upon the Mortgaged Property not theretofore transferred and delivered to Mortgagee.

     6.6 Remedies; Repossession. Upon the occurrence of an Event of Default and at all times thereafter during the continuance thereof, Mortgagee shall have the right to take possession of any portion of the Mortgaged Property constituting fixtures or other personal property subject to the Uniform

Commercial Code of the state in which the Real Estate is located, and any records pertaining thereto. Mortgagee shall have the right to use, operate, manage, lease or otherwise control the Mortgaged Property in any lawful manner and, in its sole discretion but without any obligation to do so, insure, maintain, repair, renovate, alter or remove such Mortgaged Property; use, in connection with any assembly, use or disposition of such Mortgaged Property any trade mark, trade name, trade style, copyright, brand, patent right or technical process used or utilized by Mortgagor; sell or otherwise dispose of all or any of such Mortgaged Property at any public or private sale at any time or times without advertisement or demand upon or notice to Mortgagor, all of which are expressly waived to the extent permitted by law, with the right of Mortgagee or its nominee to become purchaser at any sale (unless prohibited by statute) free from any equity of redemption and from all other claims, and after deducting all legal and other expenses for maintaining or selling such Mortgaged Property, and all reasonable attorneys' fees, legal or other expenses for collection, sale and delivery, apply the remaining proceeds of any sale to pay (or hold as a reserve against) the Obligations and exercise all rights and remedies of a secured party under the Uniform Commercial Code of the state in which the Real Estate is located or any other applicable law.

     6.7 Remedies; Appointment of Receiver. Upon the occurrence of an Event of Default and at all times thereafter during the continuance thereof, Mortgagee may, without notice, obtain appointment of a receiver for the Mortgaged Property without regard to the adequacy of any security for the Obligations.

     6.8 Remedies; Actions Prior to Acceleration. Mortgagee shall have the right, from time to time, to bring an appropriate action or actions to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the Obligations shall be due and payable in full, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

     6.9 No Marshalling. Any of the Mortgaged Property sold pursuant to any writ of execution issued on a judgment obtained on the Obligations or pursuant to any other judicial proceedings relating to the Loan Documents or this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect.

     6.10 Rights and Remedies Cumulative.

          (a) All rights and remedies of Mortgagee as provided in this Mortgage and the other Loan Documents shall be cumulative and concurrent, may be pursued separately, successively or together against Mortgagor or the Mortgaged Property, or both, at the sole discretion of Mortgagee and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

          (b) Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage or the other Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of this Mortgage or the other Loan Documents, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Costs and Expenses. If the Mortgagee becomes a party to any suit or proceeding affecting the Mortgaged Property, title thereto, the lien created by this Mortgage or Mortgagee's interest therein, or in the event of the commencement of any bankruptcy or insolvency proceedings involving Mortgagor, or if Mortgagee engages counsel to collect or to enforce performance of the Obligations, or if Mortgagee incurs any other costs and expenses in perfecting, protecting or enforcing its rights hereunder or in responding to any request of Mortgagor for any consent, waiver, approval, modification or release in connection with this Mortgage or the Mortgaged Property, Mortgagee's reasonable counsel fees, and all other costs and expenses paid or incurred by Mortgagee, including reasonable fees of appraisers, accountants, consultants, and other professionals, title premiums, title report and work charges, filing fees, and mortgage, mortgage registration, transfer, stamp and other excise taxes, whether or not an Event of Default shall have occurred, shall be paid to Mortgagee, on demand, with interest at the Default Rate and until paid they shall be deemed to be part of the Obligations secured by this Mortgage.

     7.2 Indemnity. Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against any claims, expenses, demands, losses, costs, fines or liabilities of any kind (including those involving death, personal injury or property damage and including reasonable attorneys' fees and costs) arising from or in any way related to the failure of Mortgagor to comply with, or the failure of the Mortgaged Property to be kept in compliance with, the Legal Requirements, Applicable Environmental Laws, the Leases and the Permitted Encumbrances.

The indemnification of Mortgagor under this section shall survive the release or termination of this Mortgage and shall remain effective notwithstanding any foreclosure of this Mortgage or other execution against the Mortgaged Property or acceptance of a deed in lieu of foreclosure. The indemnification agreement of Mortgagor under this section is specifically excepted from any limitation of liability provision contained in this or any other Loan Document.

     7.3 Declaration of No Set-Off. Within ten (10) days after requested to do so by Mortgagee, Mortgagor shall certify to Mortgagee or to any proposed assignee of this Mortgage or participant in the Obligations, in a writing duly acknowledged, the amount of principal, interest and other charges then owing on the Obligations secured by this Mortgage, and whether there are set-offs or defenses against them.

     7.4 Communications. All notices required under this Mortgage shall be in writing and shall be delivered in accordance with the applicable provisions contained in the Loan Agreement. A party may change its address by giving written notice to the other party as specified therein.

     7.5 Covenant Running with the Land. Any act or agreement specified herein to be done or performed by Mortgagor shall be construed as a covenant running with the land and shall be binding upon Mortgagor and its successors and assigns as if each had personally made such agreement.

     7.6 Amendment. Any amendment, modification, consent or waiver which may be hereafter requested by Mortgagor or otherwise required must, be in writing and signed by both Mortgagor and Mortgagee.

     7.7 Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the law of the state chosen by the parties under the applicable provision contained in the Loan Agreement except to the extent that rights, remedies and warrants of attorney which relate to realizing upon the security covered by this Mortgage are governed by the laws of the state in which the Real Estate is located. Nothing contained in this Mortgage or in any other Loan Document shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to penalty under applicable law.

     7.8 Construction. Whenever used in this Mortgage, unless the context clearly indicates a contrary intent:

          (a) The word "Mortgagor" shall mean the corporation which executed this Mortgage and any subsequent fee owner of the Mortgaged Property and his or its respective heirs, executors, administrators, personal representatives, successors and assigns;

          (b) The word "Mortgagee" shall mean, collectively, all of the entities listed as Mortgagee hereinabove or any subsequent holder of this Mortgage or participant in the Notes;

          (c) The word "person" shall mean an individual, corporation, partnership, limited liability company or unincorporated association;

          (d) The use of any gender shall include all genders;

          (e) The singular number shall include the plural, and the plural the singular, as the context may require;

          (f) The word "including" shall mean "including but not limited to" or "including without limitation," as the context may require.

     7.9 Joint and Several Liability. If Mortgagor, or any successor or grantee of Mortgagor, shall be more than one person, all Obligations of Mortgagor under this Mortgage shall be joint and several and shall bind and affect all persons who are defined as "Mortgagor" as fully as though all of them were specifically named herein wherever the word "Mortgagor" is used.

     7.10 Headings. The headings of sections have been included in this Mortgage for convenience of reference only and shall not be considered in interpreting this Mortgage.

     7.11 Severability. If any provision of this Mortgage shall be held for any reason to be invalid, illegal or unenforceable, such impairment shall not affect any other provision of this Mortgage.

     7.12 Receipt of Copy. Mortgagor acknowledges receipt of conformed copies of the Loan Documents and this Mortgage.

     7.13 Nonforeign Entity.

          (a) Mortgagor hereby certifies, under penalty of perjury, that: (i) Mortgagor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder; (ii) Mortgagor's U.S. employer identification number is 52-1611421; and (iii) Mortgagor's principal place of business is set forth in the introduction paragraph of this Mortgage.

          (b) Mortgagor warrants that withholding of tax will not be required in the event of any disposition of the Mortgaged Property, or any portion thereof, pursuant to the terms of this Mortgage. Mortgagor covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as Mortgagee shall require. The provisions of this section shall survive the foreclosure or other execution upon the lien of this Mortgage or acceptance of a deed in lieu of foreclosure.

     7.14 Modifications. This Mortgage is subject to modifications as defined by N.J.S.A. 46:9-8.1.

     7.15 Future Advances. Without limiting any other provisions of this Mortgage, this Mortgage shall secure additional loans hereafter made by Mortgagee to Mortgagor but in no event shall the total outstanding principal indebtedness secured hereby at any such time exceed twice the amount of the original principal amount of the Notes. Each such additional loan shall be evidenced by a note or other obligation which recites that it is intended to be secured by this Mortgage. Nothing herein contained shall imply any obligation on the part of Mortgagee to make any such additional loan

     IN WITNESS WHEREOF, Mortgagor, intending to be legally bound hereby, has duly executed this Mortgage, under seal, as of the day and year first above written.

                                         BLONDER TONGUE LABORATORIES,
                                         INC.


                                         By:___________________________
                                             James A. Luksch, President

        (Corporate Seal)

STATE OF                            :
                                    :  SS
COUNTY OF                           :


     I CERTIFY that on May 23, 1996, James A. Luksch, the President of BLONDER TONGUE LABORATORIES, INC., a Delaware corporation, personally appeared before me, who I am satisfied to be the person who signed the foregoing instrument, and acknowledged that he was authorized to execute the same as the act of said corporation.


                                      ------------------------------

                                      Name:_________________________

                                      Title:________________________

                                   EXHIBIT "A"




                                     - 27 -